Exhibit 10.12

REGULATION S COMMON STOCK SUBSCRIPTION AGREEMENT

This Regulation S Common Stock Subscription Agreement (this “Agreement”) is executed in reliance upon the transaction exemption afforded by Regulation S (“Regulation S”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities  Act of 1933, as amended (“1933 Act”).

The shares of Common Stock (as hereinafter defined) subscribed to hereby have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (as hereinafter defined) unless the Common Stock is registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.  Hedging transactions in the Common Stock may not be conducted except in compliance with the 1933 Act (including, but not limited to, Regulation S).

This Agreement has been executed by the undersigned (“Subscriber”), a non-U.S. person (as hereinafter defined), in connection with the purchase of common stock (the “Common Stock”), of ScripsAmerica, Inc. (the “Issuer”).

The Subscriber hereby represents and warrants to, and agrees with, the Issuer as follows:

1.           Agreement to Subscribe: Purchase Price.

A.           Subscription.  The Subscriber hereby agrees to purchase One Million Three Hundred Thousand (1,300,000) shares of Common Stock of the Issuer (the “Shares”) at the Purchase Price (as defined below) and the Issuer hereby agrees to sell the Shares to the Subscriber at the Purchase Price (as defined below).

B.           Closing; Payment.  The closing shall take place in an offshore transaction (as defined Rule 902(h) of Regulation S) on the date hereof or on such later date as the parties may agree in writing (the “Closing”).  At the Closing, Subscriber shall tender to the Issuer the sum of US $44,000 (the “Purchase Price”) in immediately available funds, in full payment of the Purchase Price for the Shares.  The Issuer shall deliver to Subscriber the certificate representing the Shares within seven (7) days of the Closing.

2.           Subscriber Representations.

A.           Offshore Transaction.  Subscriber represents and warrants to Issuer as follows:

(i)           Subscriber is not a U.S. person (whenever such term is used herein, it shall have the meaning given in Rule 902(k) of Regulation S).

(ii)           At the time of the origination of this Agreement and the execution and deliver of this Agreement, Subscriber was outside the United States at the address set forth immediately below.

(1) Subscriber is a citizen of ____________________________.

(2) Subscriber resides at _______________________________________________.

(3) The source of funds for the purchase of the Common Stock is corporate funds.

(iii)           Subscriber is acquiring the Shares for its own account and not on behalf of any U.S. person, and the resale of the Shares have not been pre-arranged with a purchaser in the United States.

(iv)           Subscriber represents and warrants, and hereby agrees, that all offers and sales of the Shares prior to the expiration of a period commencing on the date of the Closing and ending on the six-month anniversary thereof (the “Restricted Period”), shall only be made (a) in compliance with the safe harbor contained in Regulation S, (b) pursuant to registration of the Shares under the 1933 Act or (c) pursuant to an exemption from registration, and all offers and sales of the Shares after the Restricted Period shall be made only pursuant to such registration or to such exemption from registration.

(v)           Subscriber acknowledges that Issuer is a privately held corporation and that the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to or for the account or benefit of a U.S. person except as provided in Section 2.A.(iv) above.  All certificate(s) evidencing the Shares shall contain a legend to such effect.

(vi)           Subscriber acknowledges that the purchase of the Shares involve a high degree of risk and affirms that it can bear the economic risk of acquiring the Shares, including the total loss of its investment.

(vii)          Subscriber understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and undertakings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Shares.

(viii)         Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

(ix)           Subscriber is not an underwriter of, or dealer in, the Common Stock; and Subscriber is not participating, pursuant to a contractual agreement, in the distribution of the Common Stock (including the Shares).

(x)           The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the Closing and shall survive thereafter without being merged with or into the Closing under this Agreement.  If Subscriber has knowledge, prior to the Closing that any such representations, warranties and covenants shall not be true and accurate in any respect, Subscriber, prior to such Closing, will give written notice of such fact specifying which representations, warranties or warranties are not true and accurate and the reasons therefor.

(xi)           Subscriber hereby understands and agrees that the Issuer shall insert the following or similar legend on the certificate(s) evidencing the Shares in compliance with the 1933 Act or applicable United States state securities laws:

"THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SHARES OF COMMON STOCK ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE SHARES OF COMMON STOCK ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE 1933 ACT) UNLESS THE SHARES OF COMMON STOCK ARE REGISTERED UNDER THE 1933 ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND THE ISSUER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE."

B.           Independent Investigation; Access.  Subscriber acknowledges that Subscriber, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by it and Subscriber's representatives, if any, of the Issuer, and Subscriber and such representatives, if any, have been given access and the opportunity, prior to any sale to it, to examine all material books and records of the Issuer, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from Issuer or any person acting on its behalf concerning the terms and conditions of this offering.  Subscriber and its advisors, if any, have been furnished with access to all available materials relating to the business, finances and operations of the Issuer and materials relating to the offer and sale of the Shares which have been requested by Subscriber or its representatives, if any.  Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

C.           No Government Recommendation or Approval.  Subscriber understands that no federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Common Stock, or has passed or made, or will pass on or make, any recommendation or endorsement of the Common Stock.

D.           Entity Purchases.  If Subscriber is a partnership, corporation or trust, the person executing this Agreement on its behalf represents and warrants that:

(i)           He, she or it has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Agreement; and that

(ii)          He, she or it is duly authorized (if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity.

3.           Exemption; Reliance on Representations.  Subscriber understands that the issuance of the Shares is not being registered under the 1933 Act, and that the Issuer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

4.           Conditions to Issuer’s Obligation to Sell.  Subscriber understands that Issuer’s obligation to deliver the Shares is conditioned upon the receipt and acceptance by Issuer of this Agreement for the Shares.  Issuer reserves the right in its complete discretion to reject this Agreement.

5.           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith.  This Agreement may be amended only by a writing executed by all parties hereto.

6.           Certification.  The Subscriber certifies that it has read this entire Agreement and that every statement on his part made and set forth herein is true and complete.

[Signatures appear on next page]

Dated this ___________ day of April 2011.

____________________________________
Subscriber

Shares are to be issued in	____________________________________
(check one box):	Print Name of Investor and Address

Individual name ____	____________________________________
Print Name of Joint Investor
Joint tenants with	(if applicable)
Rights of survivorship ___
____________________________________
Tenants in the	Signature of Individual Investor
the entirety ___
____________________________________
Corporation	Signature of Joint Investor, if any
(an officer
must sign) ___
____________________________________
Partnership	Print Name of Corporation, Partnership or
(all general	other Institutional Investor
partners must sign) ___

By: ______________________________

Accepted this ___________________ day of April, 2011.

SCRIPSAMERICA, INC.

By:              ___________________________
Name:         Robert Schneiderman
Title:           Chief Executive Officer